EXHIBIT 10.5

[Form of Option Agreement For Executive Employees]

CastlePoint Holdings, Ltd.
2006 Long Term Equity Compensation Plan

Stock Option Agreement

SECTION 1.         GRANT OF OPTION

(a)           Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Stock Option Agreement (together, the “Agreement”), the Company grants to the Grantee on the Grant Date the Option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.

(b)           Plan and Defined Terms. The Option is granted pursuant to the Plan, a copy of which the Grantee acknowledges having received. All terms and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated herein by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined therein shall have the meanings ascribed to them in the Plan.

SECTION 2.         EXERCISE OF THE OPTION

The Option may be exercised only to the extent it is vested. The Option shall vest in accordance with the vesting schedule set forth in the Notice of Stock Option Grant. The Option shall be exercised by written notice to the Committee, specifying the number of Shares the Grantee desires to purchase together with provision for payment of the Exercise Price. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

SECTION 3.         TERM AND EXPIRATION

(a)           Basic Term. Subject to earlier termination pursuant to the terms hereof, the Option shall expire on the expiration date set forth in the Notice of Stock Option Grant.

(b)           Termination of Employment. If the Grantee’s employment is terminated, the vested portion of the Option shall expire on the earliest of the following to occur:

(i)            The expiration date set forth in the Notice of Stock Option Grant;

(ii)           The date three months following the termination of the Grantee’s employment if the termination is as the result of a voluntary termination by Grantee or a Good Reason termination by Grantee, a termination in connection with a Change of Control as provided in Grantee’s employment agreement, or for any reason other than Cause, death, Disability or Retirement;

(iii)          The date three years following the termination of the Grantee’s employment if the termination is due to death or Disability;

(iv)          The date of termination of the Grantee’s employment if the termination is for Cause; or

(v)           The expiration date set forth in the Notice of Stock Option Grant if the termination is for Retirement.

Except as provided in this Section 3, upon termination of the Grantee’s employment, the Option shall expire immediately with respect to the number of Shares for which the Option was not then vested. Notwithstanding the foregoing, if the Grantee’s employment is terminated in connection with a Change of Control as provided in Grantee’s employment agreement, or if Grantee’s employment terminates as the result of Retirement or if Grantee terminates employment as the result of death or Disability, all outstanding Options shall become immediately vested. If the Grantee dies after termination of employment, but before the expiration of any part of the Option, the Option (or portion thereof) may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Option was vested at the time of the termination of the Grantee’s employment.

(c)           Definition of “Cause.”  If the Grantee has an employment agreement with the Company or a Subsidiary, the term “Cause” shall have the meaning ascribed to such term in the Grantee’s employment agreement. If the Grantee’s employment agreement does not define the term “Cause,” or if the Grantee does not have an employment agreement with the Company or a Subsidiary, the term “Cause” shall mean (i) the willful engaging by the Grantee in misconduct that is injurious to the Company or a Subsidiary (monetarily or otherwise), (ii) the Grantee’s conviction of, or pleading guilty or nolo contendere to, a crime involving moral turpitude or a felony, (iii) any serious or continuing breach by the Grantee of any material term of any agreement with the Company or Subsidiary or any confidentiality, non-solicitation, or non-competition covenant to which the Grantee is subject, or (iv) the Grantee’s failure to perform, in a timely, professional and competent manner, (A) the orders or requests of the Board; (B) the orders or requests of the CEO or the Grantee’s direct supervisor; or (C) any material duties under any agreement with the Company or a Subsidiary.

(d)           Definition of “Disability.”  The Grantee’s employment shall be deemed to have terminated due to the Grantee’s Disability if the Grantee is entitled to long-term disability benefits under the Company’s long-term disability plan or policy, as in effect on the date of termination of Grantee’s employment.

(e)           Definition of “Retirement” and “Good Reason”. If the Grantee has an employment agreement with the Company or a Subsidiary, the terms “Retirement” and “Good Reason” shall have the meaning ascribed to such term in the Grantee’s employment agreement. If the Grantee’s employment agreement does not define the term “Retirement” or Good Reason” or if the Grantee does not have an employment agreement with the Company or a Subsidiary, the provisions of this Agreement concerning “Retirement” or “Good Reason” shall not be applicable to Grantee.

(f)            Definition of “Change in Control”. If the Grantee has an employment agreement with the Company or a Subsidiary, the term “Change in Control” shall have the meaning ascribed to such term in the Grantee’s employment agreement. If the Grantee’s employment agreement does not define the term “Change in Control” or if the Grantee does not define the term “Change in Control” or if the Grantee does not have an employment agreement with the Company or a Subsidiary, the term “Change of Control” shall have the meaning ascribed to such term in the Plan.

(g)           Employment Agreement. Notwithstanding the foregoing, if the terms of any employment agreement between the Grantee and the Company or a Subsidiary provides more favorable terms concerning the impact of the Grantee’s termination of employment on the Grantee’s stock option awards, such terms of the Employment Agreement shall govern.

SECTION 4.         TRANSFERABILITY OF OPTION

(a)           Generally. Except as provided in Section 4(b) herein, the Option shall not be transferable by the Grantee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Grantee’s lifetime only by the Grantee or on his or her behalf by the Grantee’s guardian or legal representative.

(b)           Transfers to Family Members. Notwithstanding Section 4(a) herein, if the Option is a Nonqualified Stock Option, subject to the Grantee’s advance written notice of the intent to transfer the Option and the Committee’s consent to such transfer, the Grantee may transfer the Option for no consideration to or for the benefit of a Family Member, subject to such limits or conditions as the Committee may establish. The transferee shall be subject to all the terms and conditions applicable to the Option in the event of such transfer. The Option may not be transferred by any such transferee other than by will or the laws of descent and distribution.

(c)           Definition of “Family Member.”  For purposes of this Agreement, the term “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships), any person sharing the same household as the Grantee (other than a tenant or employee), a trust in which the above persons have more than fifty percent of the beneficial interests, a foundation in which the Grantee or the above persons control the management of assets, and any other entity in which the Grantee or the above persons own more than fifty percent of the voting interests.

SECTION 5.         MISCELLANEOUS PROVISIONS

(a)           Tax Withholding. In accordance with Article 17 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Grantee’s FICA obligations) required by law to be withheld with respect to this Award.

(b)           Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement by the Company, the Board, the Committee or any designee thereof.

(c)           Notice Concerning Disqualifying Dispositions. If the Option is an Incentive Stock Option, the Grantee shall notify the Company of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Grantee to the Committee in writing within 10 days of any such disqualifying disposition.

(d)           Rights as a Stockholder. Neither the Grantee nor the Grantee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Grantee, transferee or representative, as the case may be.

(e)           Notice. Any notice to be served hereunder shall be given personally in writing to the Grantee or to the Secretary of the Company (as the case may be) or shall be couriered or posted by registered mail to the Company (to the attention of its Secretary) at its principal executive office or to the Grantee at the address that he most recently provided in writing to the Company. Any such notice sent by post shall be deemed served three days after it is posted, and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and put in the post or couriered.

(f)            Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such jurisdiction, without giving effect to conflicts of law principles.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)           Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement.

(i)            Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(j)            References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.